UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square 2001 Market Street, 28th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director / Named Executive Officer

On February 18, 2021, Dr. Stephen Squinto notified the Board of Directors (the “Board”) of Passage Bio, Inc. (the “Company”) of his intent to resign as a Class II director of the Board and as our Acting Head of Research and Development, effective as of February 18, 2021 (the “Resignation Date”).  In connection with Dr. Squinto’s cessation of service as an officer and director of the Company, the Board accelerated vesting of Dr. Squinto’s outstanding stock options and restricted stock that were scheduled to accelerate on the date of the Company’s 2022 annual general meeting of stockholders and Dr. Squinto entered into a customary release of claims in favor of the Company.

Appointment of New Director

On February 18, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), the Board appointed Dr. Maxine Gowen as a Class II director to fill the position vacated by Dr. Squinto, effective as of the Resignation Date (the “Effective Date”).

Dr. Gowen is chief executive officer of Tamuro Bio, a post that she has held since July 2019. Dr. Gowen served as the founding president and chief executive officer of Trevena, Inc. from 2007 to October 2018, and has served as a member of Trevena’s board of directors since 2008. Dr. Gowen previously held a variety of leadership roles at GlaxoSmithKline (“GSK”) over a period of 15 years. She also currently serves on the boards of directors for Idera Pharmaceuticals, Inc., Akebia Therapeutics, Inc., and Aclaris Therapeutics, Inc. In addition, Dr. Gowen serves on the private company board of directors of Tamuro Bio and Panorama Therapeutics, Inc. Dr. Gowen also currently serves on the board of directors of Life Sciences Pennsylvania, an industry association. Dr. Gowen graduated with a B.Sc. in biochemistry from the University of Bristol, U.K., received a Ph.D. in cell biology from the University of Sheffield, U.K., and received an M.B.A. from the Wharton School of the University of Pennsylvania.

In connection with her appointment to the Board, and in accordance with the Company’s current director compensation policy, Dr. Gowen will receive cash compensation for serving on the Board, and the Board granted Dr. Gowen non-incentive stock options (the “Options”) to purchase up to 33,836 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such Options vesting in substantially equal installments on each of the first 36 monthly anniversaries of the Effective Date, such that the shares underlying the Options will become fully vested and exercisable on the three-year anniversary of the date of grant, subject, however, to Dr. Gowen’s service to the Company on each vesting date.

The Company will enter into an indemnification agreement with Dr. Gowen in the form that it has entered into with its other directors and that is filed as Exhibit 10.4 to the Company’s registration statement on Form S-1 (File No. 333-236214).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: February 19, 2021	By:	/s/ Richard Morris
Richard Morris
Chief Financial Officer